UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2025

PLAYAGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-38357	46-3698600
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6775 S. Edmond St., Suite #300

Las Vegas, Nevada 89118

(Address of Principal Executive Offices and Zip Code)

(702) 722-6700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	AGS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion of the previously announced Merger (as defined below) pursuant to the Agreement and Plan of Merger, dated as of May 8, 2024 (the “Merger Agreement”), by and among PlayAGS, Inc., a Nevada corporation (the “Company”), Bingo Holdings I, LLC, a Delaware limited liability company (“Parent”) and an affiliate of Brightstar Capital Partners, and Bingo Merger Sub, Inc., a Nevada corporation and a wholly owned subsidiary of Parent (“Merger Sub”).

On June 30, 2025 (the “Closing Date”), pursuant to the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

The foregoing description of the Merger Agreement and the transactions contemplated thereby contained in this Introductory Note, including the Merger, does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.

Item 1.01	Entry Into a Material Definitive Agreement

On June 30, 2025, Bingo Parent, LLC, a Delaware limited liability company, as holdings, and Parent, as the borrower, entered into that certain Credit Agreement with Barclays Bank PLC, as administrative agent for the lenders party thereto and collateral agent for the secured parties party thereto, and the lenders from time to time party thereto, which provides for a first lien term loan facility funded on June 30, 2025, in an amount equal to $775,000,000 and a first lien revolving credit facility with revolving credit commitments of $100,000,000. The obligations under the Credit Agreement are guaranteed by certain material domestic restricted subsidiaries of the Company (subject to certain exclusions and exceptions). The obligations under the Credit Agreement are secured on a first priority basis by substantially all assets of the borrower and guarantors thereunder (subject to certain exclusions and exceptions). The Credit Agreement includes representations and warranties, covenants, events of default and other provisions that are customary for facilities of this type.

Item 1.02	Termination of a Material Definitive Agreement

On June 30, 2025, the Company terminated all commitments and repaid all obligations under the Company’s existing Amended and Restated First Lien Credit Agreement, dated as of February 15, 2022 (as amended, restated, supplemented or otherwise modified from time to time prior to such date, the “Existing Credit Agreement”), by and among AP Gaming I, LLC and AP Gaming Holdings, LLC, each wholly owned indirect subsidiaries of the Company, the lenders and other parties from time to time party thereto, and Jefferies Finance LLC, as administrative agent. Upon the termination of the Existing Credit Agreement, all of the obligations under the Existing Credit Agreement were terminated.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and under Items 3.01, 5.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Pursuant to the Merger Agreement, at the Effective Time:

(i) each share of common stock, par value $0.01 per share, of the Company (the “Common Stock”) that was outstanding as of immediately prior to the Effective Time (except for shares of Common Stock (A) held by the Company (including in the Company’s treasury) or any direct or indirect wholly owned subsidiary of the Company; and (B) held by Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent, which was cancelled and retired for no consideration) was canceled and ceased to exist and converted into the right to receive $12.50 in cash, without interest (the “Merger Consideration”), subject to any withholding of taxes required by applicable law;

(ii) each option to purchase a share of Common Stock (each, a “Company Option”) that was outstanding immediately prior to the Effective Time, whether vested or unvested, was cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (A) the total number of Shares underlying such Company Option, multiplied by (B) the excess, if any, of the Merger Consideration over the per share exercise price for such Company Option, less applicable tax withholdings;

(iii) each restricted stock unit award that vested based solely upon continued employment or service (each, an “RSU”) that was outstanding immediately prior to the Effective Time, whether vested or unvested, was cancelled and converted into the right to receive an amount in cash, without interest, equal to (A) the total number of Shares underlying such RSU, multiplied by (B) the Merger Consideration, less applicable tax withholdings;

(iv) each restricted stock unit award that vested based on either solely the achievement of performance goals or both the achievement of performance goals and continued employment or service (each, a “PSU”) that was outstanding immediately prior to the Effective Time, whether vested or unvested, was cancelled and converted into the right to receive an amount in cash, without interest, equal to (A) the total number of shares of Common Stock (determined without regard to future employment or service vesting requirements) issuable in settlement of such PSU immediately prior to the Effective Time, multiplied by (B) the Merger Consideration, less applicable tax withholdings;

(v) each phantom stock unit award that vested based solely upon continued employment or service (each, a “PhSU”) that was outstanding immediately prior to the Effective Time, whether vested or unvested, was cancelled and converted into the right to receive an amount in cash, without interest, equal to (A) the total number of units underlying such PhSU, multiplied by (B) the Merger Consideration, less applicable tax withholdings; and

(vi) each phantom stock unit award that vested based on both the achievement of performance goals and continued employment or service (each, a “PPhSU”) that was outstanding immediately prior to the Effective Time, whether vested or unvested, was cancelled and converted into the right to receive an amount in cash, without interest, equal to (A) the total number of units (determined without regard to future employment or service vesting requirements) underlying such PPhSU immediately prior to the Effective Time, multiplied by (B) the Merger Consideration, less applicable tax withholdings.

The foregoing description of the Merger Agreement and the transactions contemplated thereby contained in this Item 2.01, including the Merger, does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On June 30, 2025, the Company (i) notified the New York Stock Exchange (the “NYSE”) of the consummation of the Merger and (ii) requested that the NYSE file a Form 25 Notification of Removal from Listing and/or Registration with the SEC to remove the Common Stock from listing on the NYSE and deregister the Common Stock pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act").

After effectiveness of the Form 25, the Company intends to file with the SEC a Certification and Notice of Termination on Form 15 to terminate the registration of the Common Stock under the Exchange Act and suspend the Company’s reporting obligations under Section 13 and Section 15(d) of the Exchange Act. Trading of the Common Stock on the NYSE was halted following the close of trading on the Closing Date.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and under Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Except as described in Item 2.01, pursuant to the Merger Agreement, each outstanding share of Common Stock that was issued and outstanding immediately prior to the Effective Time was automatically converted at the Effective Time into the right to receive the Merger Consideration. Accordingly, at the Effective Time, the holders of such shares of Common Stock ceased to have any rights as stockholders of the Company, other than the right to receive the Merger Consideration.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introductory Note and under Items 2.01, 3.01, 3.03, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the Merger, at the Effective Time, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of Parent. Parent funded the consideration payable in connection with the Merger and the related transactions, and paid the fees and expenses required to be paid at the Closing Date of the Merger by Parent and Merger Sub under the Merger Agreement, with debt and equity financing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

At the Effective Time, David Farahi, David Lopez, Anna Massion, Geoff Freeman, Yvette Landau, and Adam Chibib, each of whom was a director of the Company as of immediately prior to the Effective Time, ceased to be a director of the Company and a member of any committee of the Company’s Board of Directors and Andrew Weinberg was appointed as a director of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Effective upon completion of the Merger, the certificate of incorporation of the Company, as in effect immediately prior to the Merger, was amended and restated to be in the form of the certificate of incorporation attached as Exhibit 3.1 hereto. Such exhibit is incorporated by reference into this Item 5.03.

Effective upon completion of the Merger, the bylaws of the Company, as in effect immediately prior to the Merger, were amended and restated to be in the form of the bylaws attached as Exhibit 3.2 hereto. Such exhibit is incorporated by reference into this Item 5.03.

Item 8.01	Other Events.

On the Closing Date, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

2.1*	Agreement and Plan of Merger, dated as of May 8, 2024, by and among PlayAGS, Inc., Bingo Holdings I, LLC, and Bingo Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on May 9, 2024).

3.1	Amended and Restated Certificate of Incorporation of PlayAGS, Inc.

3.2	Amended and Restated Bylaws of PlayAGS, Inc.

99.1	Press Release, dated as of June 30, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted exhibits or schedules upon request. The Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAYAGS, INC.

	By:	/s/ Kimo Akiona
Kimo Akiona
Chief Financial Officer

Date: June 30, 2025